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                                                                    EXHIBIT 23.5

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789) and (333-24581); Form S-3 (333-10383) and
(333-14025); and Form S-4 (333-13133) of U.S. Office Products Company of our report, with respect to the financial statements on Data Business Forms Limited for the period ended December 31, 1995, dated February 6, 1996, appearing on page F-8 of U.S. Office Products Company's Annual Report on Form 10-K for the year ended April 26, 1997.

                                          Ernst & Young
                                          CHARTERED ACCOUNTANTS

Toronto, Canada
June 30, 1997